Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated January 29, 2024)	Registration No. 333-276577

2,491,381 common shares

12,057,600 Pre-funded warrants to purchase 12,057,600 common shares

12,057,600 common shares underlying the Pre-funded warrants

AKANDA CORP.

We are offering 2,491,381 of our common shares, no par value per share, pursuant to this prospectus supplement and the accompanying prospectus, directly to certain institutional or accredited investors.

We are also offering 12,057,600 pre-funded warrants to purchase 12,057,600 common shares, or the pre-funded warrants, in lieu of common shares, to any investor whose purchase of common shares in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding common shares immediately following the consummation of this offering. The purchase price of each pre-funded warrant is equal to the price at which one common share is sold in this offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share. The pre-funded warrants are immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full.

Our common shares are listed on The Nasdaq Capital Market, or the Nasdaq, under the symbol “AKAN.” On May 17, 2024, the last reported sale price of our common shares as reported on Nasdaq was $0.1726 per common share.  For a more detailed description of our common shares, see the section entitled “Description of the Securities We Are Offering” beginning on page S-13 of this prospectus supplement.

As of May 17, 2024, the aggregate market value of our outstanding common shares held by non-affiliates, or public float, was approximately US$17,898,856.613 based on: (i) 74,175,787 common shares outstanding, of which 73,506,598 shares were held by non-affiliates as of such date, and (ii) a price of US$0.2435 per share, which was the highest reported closing sale price of our common shares on the Nasdaq in the 60 days prior to such date. Accordingly, we are subject to the limitations set forth in General Instruction I.B.5 of Form F-3. Except for the offer and sale of $3,483,000 in securities, during the 12-month period prior to and including the date of this prospectus supplement, we did not offer any securities pursuant to General Instruction I.B.5 of Form F-3. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities registered on the registration statement to which this prospectus supplement forms a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below US$75 million. As a result, we are eligible to offer and sell up to an aggregate of US$2,483,285.53 of our common shares pursuant to General Instruction I.B.5. of Form F-3.

At present, there is a very limited market for our common shares. The trading price of our common shares has been, and may continue to be, subject to wide price fluctuations due to various factors, many of which are beyond our control, including those described in “Risk Factors.”

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws, and, as such, are eligible for reduced public company reporting requirements for this and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

We are not considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this offering.

As a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. In accordance with the laws in the Province of Ontario, Canada, we did not hold our annual shareholders meeting in the fiscal year 2023 and will instead hold it in fiscal year 2024 pursuant to an order to delay the calling of the annual meeting granted by the Ontario Superior Court of Justice pursuant to subsection 106(1) of the Business Corporations Act (Ontario). In addition, with regard to a prior underwritten public offering in March 2024, we followed shareholder voting rules in accordance with the laws in the Province of Ontario, Canada, for transactions other than “public offerings” as defined under The Nasdaq Stock Market rules. We may in the future elect to follow additional home country practices in Canada with regard to certain corporate governance matters. See “Risk Factors — Risks Related to Our Common Shares.”

	Per Common Share		Per Pre-Funded Warrant		Total

Offering price(1)	US$	0.1031	US$	0.103	US$	1,500,000
Financial advisory fee(2)	US$	0.0241	US$	0.005	US$	60,000
Proceeds, before other expenses, to us	US$	0.0401	US$	0.098	US$	1,440,000

(1)	Average Nasdaq Official Closing Price of our common shares for the five trading days immediately preceding May 17, 2024.

(2)	We have not retained a placement agent in connection with this offering. We have engaged Univest Securities, LLC (“Univest” or the “financial advisor”) to act as our exclusive financial advisor in connection with this offering. The financial advisor has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the financial advisor certain fees in connection with this offering. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the documents incorporated by reference therein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the securities offered pursuant to this prospectus supplement on or about May 20, 2024.

The date of this prospectus supplement is May 20, 2024

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form F-3 (Registration No. 333-276577) we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in the base prospectus, and one or more selling securityholders may also offer and sell securities under the base prospectus in one or more offerings with a maximum aggregate offering price of up to $5,000,000. We will not receive any of the proceeds from the sale or other disposition of common shares by the selling shareholders.  The base prospectus provides you with a general description of us and the securities we, or selling securityholders may offer, most of which do not apply to this offering. Each time we sell securities using the base prospectus, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in the base prospectus and the documents incorporated by reference into the prospectus supplement or the base prospectus.

This prospectus supplement provides specific details regarding the offering of 2,491,381 of our common shares and 12,057,600 pre-funded warrants to purchase 12,057,600 of our common shares. To the extent there is a conflict between the information contained in this prospectus supplement and the base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the base prospectus and the documents we incorporate by reference herein and therein include important information about us and our securities, and other information you should know before investing. You should read both this prospectus supplement and the base prospectus, together with the additional information in “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should not assume the information appearing in this prospectus supplement or the base prospectus is accurate as of any date other than the date on the front cover of the respective documents. You should not assume the information contained in the documents incorporated by reference in this prospectus supplement or the base prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since such date.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to the terms “Akanda,” “the company,” “we,” “us” and “our” refer to Akanda Corp. and its subsidiaries.

All references to “$” or “dollars”, are expressed in Canadian dollars unless otherwise indicated. All reference to “U.S. dollars”, “USD”, or to “US$” are to United States dollars.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States.

This prospectus supplement includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus supplement, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus supplement, before making an investment decision. Some of the statements in this prospectus supplement are forward-looking statements. See the section titled “Special Note Regarding Forward-Looking Statements.”

In this prospectus supplement, “we,” “us,” “our,” “our company,” “Akanda” and similar references refer to Akanda Corp. and its consolidated subsidiaries.

Overview

We are a cannabis cultivation, manufacturing and distribution company whose mission is to provide premium quality medical cannabis products to patients worldwide. We are an early stage, emerging growth company headquartered in London, the United Kingdom. We have a limited operating history and minimal revenues to date. Canmart Ltd. (“Canmart”) is our operating and wholly-owned subsidiary. We expect to expand their local operations and develop sales channels of our medicinal-grade cannabis products and cannabis based medical and wellness products in international markets and in particular, in Europe.

Canmart Ltd

Our indirect wholly-owned subsidiary Canmart, a company incorporated under the laws of England and Wales, is a licensed importer and distributor of CBPMs in the United Kingdom (UK). Canmart holds a Controlled Drug License issued by the Home Office to possess and supply CBPMs in the UK. This license expired on February 3, 2022 and needs to be renewed annually. We applied for the license renewal in January 2022, coinciding with an application to increase import capabilities to Schedule 1 (bulk product) and we are currently awaiting a response from the UK Home Office. We have decided to not take up the Schedule 1 license and focus on where our expertise lie in the distribution of goods safely and effectively. Until such time that the renewal application is approved by the UK Home Office, Canmart can continue with its day to day business under the conditions of its existing license. Canmart continues to receive new import licenses issued by the UK Home Office for every specific shipment of CBPMs and Canmart has thus far successfully imported over 100kgs of product for distribution in the UK. Canmart holds both a Manufacturer’s Specials License for importation of CBPMs and a Wholesale Distribution Authorization from the Medicines and Healthcare Products Regulatory Agency.

Canmart commenced importing and distributing CBPMs in 2020. Under the current controlled drugs regulatory regime, Canmart is only able to supply to dispensing pharmacists and other wholesale distributors, tied in with prescribing and clinic partners. However, Canmart has reduced its plan for Canmart-owned and operated clinics and pharmacies to instead provide third party and specialist import and distribution services for Schedule 2 products including CBPMs. Canmart continues to work further with premium product suppliers to bring safe, effective and required products to market that patients demand, and works with existing and new clinical cannabis operations in the UK to provide third party products.

Cannahealth Limited

Our direct wholly-owned subsidiary Cannahealth Limited (“Cannahealth”), a Republic of Malta company, is a holding company of all the ownership interests in Canmart and Holigen Holdings Limited (“Holigen”). Cannahealth does not engage in any operations.

Holigen Holdings Limited

In May 2022, our wholly owned subsidiary, Cannahealth, acquired 100% of the ordinary shares of Holigen and its wholly-owned operating subsidiary, RPK Biopharma Unipessoal, LDA (“RPK”), from the Flowr Corporation. Through its operations in RPK, Holigen was a producer of premium EU GMP grade indoor grown cannabis flower. The acquisition of Holigen enabled us to produce EU GMP grade cannabis flower for the European market, in particular Germany and the UK. On April 1, 2024, we completed the sale of RPK to Somai Pharmaceuticals Ltd. (“Somai”). Pursuant to the provisions set forth in the definitive share purchase agreement, the cash purchase price was $2,000,000. In addition Somai assumed up to 1,000,000 Euros of current liabilities and RPK’s debt with the senior secured lender bank, Caixa Agricola. In total Somai assumed approximately 4,000,000 Euros of debt.

Bophelo Bio Science and Wellness (Pty) Ltd

Our indirect wholly-owned subsidiary Bophelo Bio Science and Wellness (Pty) Ltd (“Bophelo”), a Lesotho company, is focused on the cultivation of cannabis, the production of medical cannabis products including dried flower, oils, and other concentrates and the supply of such medical cannabis products to wholesalers in international markets. As a result of Bophelo’s liquidation, during the year ended December 31, 2022, we determined that we no longer controlled Bophelo. As a result of the loss of control, we derecognized the net assets of Bophelo and accounted for the operating results as discontinued operation.

1900 Ferne Road, Gabriola Island, British Columbia

On September 20, 2023, Akanda acquired the right to develop a Canadian farming property in British Columbia, including farming land and related operations and licenses, from 1107385 B.C. LTD. We plan to develop THC and CBD facilities at this site. We agreed to issue a non-refundable payment equal to $1,800,000 and if paid in our Common Shares will be based on formula to calculate the per share price as set forth in the agreement. The initial payment will be broken up into the First Option Payment, the Second Option Payment and the Third Option Payment, upon signing, 15 days after signing, 30 days after signing respectively. On September 22, 2023, we paid the First Option Payment by issuing 879,895 Common Shares. We have paid the Second Option Payment of $600,000 and the Third Option Payment of $600,000. Additional payments to the seller will be made based upon milestones achieved from the development, including THC cultivation, sales of product, CBD cultivation, and hemp cultivation.

Corporate Information

Akanda was incorporated in the Province of Ontario, Canada on July 16, 2021 under the Business Corporations Act (Ontario).

 Our principal executive offices and mailing address are located at 1a, 1b Learoyd Road, New Romney, TN28 8XU, United Kingdom, and our telephone number is (202) 498-7917. Our website is www.akandacorp.com. Information contained on our website is not part of this prospectus supplement. Our agent for service of process in the United States is CT Corporation System.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” under the Jumpstart Our Business Act of 2012, as amended, or the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which could occur if the market value of our common shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer”, as such term is defined in Rule 405 under the Securities Act, and are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we do not file the same reports that a U.S. domestic issuer files with the SEC, although we are required to file with or furnish to the SEC any disclosure documents that we are required to file in Canada under Canadian securities laws, if applicable. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell shares.

As a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We are also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, if applicable, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive the same information at the same time as such information is provided by U.S. domestic companies. In addition, we have more time than U.S. domestic companies after the end of each fiscal year to file our annual report with the SEC and are not required under the Exchange Act to file quarterly reports with the SEC.

In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. We may in the future elect to follow home country practices in Canada with regard to certain corporate governance matters.

As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all corporate governance requirements.

Share Consolidation (a “Reverse Split”)

On March 9, 2023, we effectuated a one-for-ten reverse share split of our common shares, or the 2023 Reverse Split. The 2023 Reverse Split combined each ten of our common shares into one common share. Following the 1:10 2023 Reverse Split, Akanda consolidated its outstanding common shares from 48,847,904 common shares outstanding to 3,884,786 common shares outstanding.

The Offering

Shares offered by us	2,491,381 common shares.

Pre-funded warrants

We are also offering 12,057,600 pre-funded warrants to purchase 12,057,600 common shares to any investor whose purchase of common shares in this offering would otherwise result in such investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding common shares immediately following the consummation of this offering, in lieu of common shares. The purchase price of each pre-funded warrant is equal to the price at which one common share is being sold in this offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the common shares issuable upon exercise of the pre-funded warrants sold in this offering. See “Description of the Securities We Are Offering” for a discussion on the terms of the pre-funded warrants.

Common shares outstanding immediately before and after the offering	74,175,787 common shares prior to the offering and 76,667,168 shares after the offering.

Use of proceeds	We estimate the net proceeds from this offering will be approximately $1,390,000, after deducting fees payable to the financial advisor and other estimated offering expenses payable by us. We intend to use the net proceeds from this offering solely for capital expenditures, operating capacity, working capital, general corporate purposes and the refinancing or repayment of existing indebtedness and acquisitions of complementary products, technologies or businesses. However, we currently have no present agreements or commitments for any such acquisitions.

Risk factors	Investing in our securities involves a high degree of risk and purchasers of our securities may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Symbol	Our common shares are listed on The Nasdaq Capital Market under the symbol “AKAN.”

The number of common shares outstanding is based on 74,175,787 shares outstanding as of the date of this prospectus supplement and excludes:

●	18,540,745 common shares reserved for future issuance under our 2024 Equity Incentive Plan (the “Plan”) as well as any automatic evergreen increases in the number of common shares reserved for future issuance under our Plan; and

●	12,057,600 common shares issuable upon exercise of the pre-funded warrants issued as part of this offering.

RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. You should carefully consider the factors described below, together with all of the other information contained in this prospectus supplement, including our financial statements, pro forma combined financial statements and the related notes included in this prospectus supplement, before deciding whether to invest in our securities. These risk factors are not presented in the order of importance or probability of occurrence. If any of the following risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In that event, the market price of our securities could decline, and you could lose part or all of your investment. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Purchasers of securities will experience immediate and substantial dilution in the book value of their investment. You may experience further dilution upon exercise of our outstanding options and warrants.

If you purchase our securities in this offering, you will experience immediate and substantial dilution, as the offering price of our common shares will be substantially greater than the as adjusted net tangible book value per common share before giving effect to this offering. Accordingly, if you purchase the securities in this offering, you will incur immediate substantial dilution of approximately $0.407 per share, representing the difference between the offering price per common share and our as adjusted net tangible book value as of December 31, 2023. The exercise of the pre-funded warrants sold in this offering may result in further dilution of your investment. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution” beginning on page S-10  of this prospectus supplement.

Future sales of our common shares, or the perception that such future sales may occur, may cause our stock price to decline.

Sales of a substantial number of our common shares in the public market, or the perception that these sales could occur, following this offering could cause the market price of our common shares to decline. A substantial majority of the outstanding shares of our common shares are, and the shares of common shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common shares.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our shareholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds from this offering for capital expenditures, operating capacity, working capital, general corporate purposes and the refinancing or repayment of existing indebtedness and acquisitions of complementary products, technologies or businesses. However, we currently have no present agreements or commitments for any such acquisitions. See “Use of Proceeds” beginning on page S-9 of this prospectus supplement for additional detail. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds from this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

The holder of pre-funded warrants purchased in this offering will have no rights as a common shareholder until such holder exercises its pre-funded warrants and acquires our common shares.

Until a holder of pre-funded warrants acquires the common shares upon exercise of the pre-funded warrants, a holder of pre-funded warrants will have no rights with respect to the common shares underlying such pre-funded warrants, except as set forth in the pre-funded warrants. Upon exercise of the pre-funded warrants, the holder will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

The pre-funded warrants are speculative in nature.

The pre-funded warrants do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire common shares at a fixed price. Specifically, holders of the pre-funded warrants may exercise their right to acquire common shares and pay the exercise price, subject to certain adjustments, commencing immediately upon issuance. There can be no assurance that the market price of the common shares will ever equal or exceed the exercise price of the pre-funded warrants and consequently, it may not ever be profitable for holders of the pre-funded warrants to exercise the pre-funded warrants.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We have never declared or paid cash dividends on our common shares and do not anticipate paying cash dividends on our common shares in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors, subject to limitations under applicable law. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common shares.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	We are an early-stage company with limited operating history and may never become profitable.

●	Our financial situation creates doubt as to whether we will continue as a going concern.

●	Our subsidiary, Bophelo, is currently in insolvency proceedings.

●	We may become involved in litigation matters that are expensive and time consuming, and, if resolved adversely, could harm our reputation, business, financial condition or results of operations.

●	Future acquisitions and strategic investments could be difficult to integrate, divert the attention of key management personnel, disrupt our business, dilute shareholder value, and harm our results of operations and financial condition.

●	Demand for cannabis and its derivative products could be adversely affected and significantly influenced by scientific research or findings, regulatory proceedings, litigation, or media attention.

●	Our success will depend, in part, on our ability to continue to enhance our product offerings to respond to technological and regulatory changes and emerging industry standards and practices.

●	We are subject to the inherent risk of exposure to product liability claims and product recalls.

●	Research regarding the medical benefits, viability, safety, efficacy, use and social acceptance of cannabis or isolated cannabinoids (such as cannabidiol and tetrahydrocannabinol) remains in early stages.

●	We may not be able to maintain effective quality control systems.

●	The medical cannabis industry and market may not continue to exist or develop as we anticipate and we may ultimately be unable to succeed in this industry and market.

●	The cannabis and cannabinoid industries face strong opposition.

●	We, or the medical cannabis industry more generally, may receive unfavorable publicity or become subject to negative patient, physician or investor perception.

●	We are subject to the risks inherent in an agricultural business.

●	Our business will be reliant upon third party suppliers, service providers and distributors.

●	There is no assurance that our sales and promotional activities will be successful.

●	We may be unable to sustain our pricing model.

●	We may be unable to effectively manage future growth.

●	We are subject to significant competition by new and existing competitors in the cannabis industry.

●	The legalization of adult-use, recreational cannabis may reduce sales of medical cannabis.

●	We are dependent upon our management and key employees, and the loss of any member of our management team or any key employee, conflicts of interest of or director and officer, or executive officers serving roles outside of the Company, could have a material adverse effect on our operations.

●	We could be subject to a security breach that could result in significant damage or theft of products and equipment.

●	We may incur significant costs to defend our intellectual property and other proprietary rights.

●	If we sustain cyber-attacks or other privacy or data security incidents that result in security breaches that disrupt our operations or result in the unintended dissemination of protected personal information or proprietary or confidential information, or if we are found by regulators to be non-compliant with statutory requirements for the protection and storage of personal data, we could suffer a loss of revenue, increased costs, exposure to significant liability, reputational harm and other serious negative consequences.

Risk Related to Our International Operations

Risks and uncertainties related to our international operations include, but are not limited to, the following:

●	As a company based outside of the United States, we are subject to economic, political, regulatory and other risks associated with international operations.

●	The United Kingdom’s withdrawal from the European Union could lead to increased market volatility, which could make it more difficult for us to do business in Europe or have other adverse effects on our business.

●	We expect to increase our international sales in the future, and such sales may be subject to unexpected exchange rate fluctuations, regulatory requirements and other barriers.

●	Tax regulations and challenges by tax authorities could have a material adverse effect on our business.

●	We face the risk of disruption from labor disputes and changes to labor laws, which could result in significant additional operating costs or alter our relationship with our employees.

Risk Related to Our Regulatory Framework

Risks and uncertainties related to our regulatory framework include, but are not limited to, the following:

●	The medicinal cannabis regulatory regime is restrictive and new in the United Kingdom and Europe, and laws and enforcement could rapidly change again.

●	Cannabis laws, regulations, and guidelines are dynamic and subject to change.

●	There are risks associated with the regulatory regime and permitting requirements of our operations.

●	Any failure on our part to comply with applicable regulations or to obtain and maintain the necessary licenses and certifications could prevent us from being able to carry on our business, and there may be additional costs associated with any such failure.

●	The legal cannabis market is a relatively new industry. As a result, the size of our target market is difficult to quantify, and investors will be reliant on their own estimates on the accuracy of market data.

●	Marijuana remains illegal under U.S. federal law, and the enforcement of U.S. cannabis laws could change.

Risk Related to Financials And Accounting

Risks and uncertainties related to our financial and accounting include, but are not limited to, the following:

●	There are tax risks we may be subject to in carrying out our business in multiple jurisdictions.

●	There is a risk that we will be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for the current or any future taxable year, which could result in material adverse U.S. federal income tax consequences if you are a U.S. Holder.

●	Failure to develop our internal controls over financial reporting as we grow could have an adverse effect on our operations.

Risks Related to Our Common Shares

Risks and uncertainties related to our common shares include, but are not limited to, the following:

●	We will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product and business development efforts or other operations.

●	We have significant shareholders, which may limit your ability to influence corporate matters and may give rise to conflicts of interest, and our executive officers, directors, significant shareholder and their respective affiliates may exercise significant control over us, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

●	Future sales and issuances of our capital stock or rights to purchase capital stock could result in additional dilution of the percentage ownership of our shareholders and could cause the price of our common shares to decline.

●	We incur increased costs as a result of operating as a public company and our management is required to devote substantial time to new compliance initiatives.

●	If we fail to meet applicable listing requirements, Nasdaq may delist our common shares from trading, in which case the liquidity and market price of our common shares could decline.

●	Receiving financial benefit directly or indirectly as a result of ownership of Common Shares may be subject to anti-money laundering laws in the United Kingdom,

●	We are a foreign private issuer and take advantage of the less frequent and detailed reporting obligations applicable to foreign private issuers, but we may lose our status as a foreign private issuer in the United States, which would result in increased costs related to regulatory compliance under United States securities laws.

●	If our share price fluctuates, you could lose a significant part of your investment.

●	Investors may be unable to enforce judgements against our directors and officers because some of our directors and officers reside outside of the United States.

●	We do not intend to pay dividends on our common shares in the near future, and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common shares.

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us, our share price and trading volume could decline.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering of securities will be approximately $1,390,000, after deducting the financial advisor fees and other estimated expenses relating to the offering.

We intend to use the net proceeds from this offering for capital expenditures, operating capacity, working capital, general corporate purposes and the refinancing or repayment of existing indebtedness and acquisitions of complementary products, technologies or businesses. However, we currently have no present agreements or commitments for any such acquisitions.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Our management will have discretion in allocating the net proceeds in accordance with the above priorities and purposes.  The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our expansion and development efforts, whether or not we enter into strategic transactions, our general operating costs and expenditures, and the changing needs of our business.

DILUTION

If you invest in the securities being offered by this prospectus supplement, you will suffer immediate and substantial dilution in the net tangible book value per common share. Our net tangible book value as of December 31, 2023 was approximately US$7,628,574, or approximately US$1.355 per share. Net tangible assets per share represents our total tangible assets less total tangible liabilities, divided by the number of common shares outstanding as of December 31, 2023.

Dilution in net tangible book value per share represents the difference between the offering price per share paid by purchasers in this offering and the net tangible book value per share of our common shares immediately after this offering. After giving effect to the sale by us of shares in this offering at an offering price of US$0.1031 per common share and $0.103 per pre-funded warrant, after deducting the financial advisor fees and estimated offering expenses payable by us, and assuming exercise of the pre-funded warrants for cash in full, our net tangible book value as of December 31, 2023 would have been approximately (US$6,128,574), or approximately (US$0.304) per common share. This represents an immediate increase of US$1.051 in net tangible book value per share to our existing shareholders and an immediate dilution of US$0.407 per share to purchasers of securities in this offering. The following table illustrates this per share dilution:

Offering price per share	US$	0.1031
Net tangible book value per share as of December 31, 2023	US$	(1.355)
Increase in net tangible book value per share attributable to new investors	US$	1.051	[1]
Adjusted net tangible book value per share as of December 31, 2023, after giving effect to the offering	US$	(0.304)	[1]
Dilution per share to new investors in the offering	US$	(0.407)	[1]

[1]	Includes 12,057,600 common shares issuable upon exercise of the pre-funded warrants as part of this offering

The above discussion and table are based on 5,628,295 shares outstanding as of December 31, 2023 and excludes:

●	18,540,745 common shares reserved for future issuance under our 2024 Equity Incentive Plan (the “Plan”) as well as any automatic evergreen increases in the number of common shares reserved for future issuance under our Plan.

●	The issuance of 280,851 common shares pursuant to the public offering completed in February 2024 and issuance of 1,462,911 common shares pursuant to the exercise of 1,462,911 pre-funded warrants from the public offering completed in February 2024.

●	The issuance of 367,870 common shares pursuant to the public offering completed on March 4, 2024 and issuance of 361,972 common shares pursuant to the exercise of 361,972 pre-funded warrants from the public offering completed on March 4, 2024.

●	The issuance of 367,870 common shares pursuant to the public offering completed in March 5, 2024 and issuance of 373,002 common shares pursuant to the exercise of 373,002 pre-funded warrants from the public offering completed on March 5, 2024.

●	The issuance of 3,087,443 common shares pursuant to the public offering completed on March 26, 2024 and issuance of 37,997,190 common shares pursuant to the exercise of 37,997,190 pre-funded warrants from the public offering completed on March 26, 2024.

●	The issuance of 2,491,381 common shares pursuant to the public offering completed on May 17, 2024 and issuance of 21,756,922 common shares pursuant to the exercise of 37,997,190 pre-funded warrants from the public offering completed on May 17, 2024.

PLAN OF DISTRIBUTION

We are offering 2,491,381 common shares, and 12,057,600 pre-funded warrants to purchase 12,057,600 common shares, for gross proceeds of approximately $1,500,000 before deduction of financial advisor fees and offering expenses payable by us.

We have entered into a securities purchase agreement directly with certain institutional or accredited investors in connection with this offering. The offering prices of the common shares and pre-funded warrants offered by this prospectus supplement have been determined based upon arm’s length negotiations between the investors and us.

Our obligation to issue and sell the common shares and pre-funded warrants to the investors is subject to the conditions set forth in a securities purchase agreement between us and the investors, which may be waived by us at our discretion. An investor’s obligation to purchase common shares and pre-funded warrants is subject to the conditions set forth in the securities purchase agreement, which may also be waived.

We will deliver the common shares being issued to the investors electronically upon receipt of investor funds for the purchase of the common shares offered pursuant to this prospectus supplement and accompanying prospectus. Additionally, we will deliver the pre-funded warrants being issued to the investors in certificated form upon receipt of investor funds for the purchase of the pre-funded warrants offered pursuant to this prospectus supplement and accompanying prospectus. We expect to deliver the securities to investors on or about May 17, 2024, subject to satisfaction of customary closing conditions.

Financial Advisor

Pursuant to an engagement agreement dated January 29, 2024, we have engaged Univest Securities, LLC, (“Univest” or the “financial advisor”) to act as our exclusive financial advisor in connection with this offering of securities pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement agreement, the financial advisor agreed to be our exclusive financial advisor, on a reasonable best-efforts basis, in connection with the issuance and sale by us of our securities in this offering. The terms of this offering were subject to market conditions and negotiations between us, the financial advisor and prospective investors. The financial advisor agreement does not give rise to any commitment by the financial advisor to purchase any of our securities, and the financial advisor will have no authority to bind us by virtue of the financial advisor agreement. Further, the financial advisor does not guarantee that it will be able to raise new capital in any prospective offering.

The forms of financial advisor agreement and securities purchase agreement will be filed as an exhibit to a Current Report on Form 6-K with the SEC and is incorporated by reference into this prospectus supplement and the registration statement of which this prospectus supplement forms a part.

Financial advisor Fees, Commissions and Expenses

We have agreed to pay the financial advisor a total cash fee equal to four percent of the gross proceeds or $60,000. We will also reimburse the financial advisor for out-of-pocket expenses, including up to $10,000 of legal counsel expenses. We estimate the total expenses payable by us for this offering will be approximately $110,000, which amount includes the financial advisor’s fees and reimbursable expenses.

The following table shows the offering price, financial advisor fees and proceeds, before expenses, to us.

	Total
Offering price	US$	1,500,000
Financial advisor fees	US$	60,000
Proceeds to Akanda Corp., before expenses	US$	1,440,000

Indemnification

We have agreed to indemnify the financial advisor and specified other persons against certain liabilities relating to or arising out of the financial advisor’s activities under the financial advisor agreement and to contribute to payments that the financial advisor may be required to make in respect of such liabilities.

Determination of Offering Price

The actual offering price of the securities we are offering will be negotiated between us, the financial advisor and the investors in the offering based on the trading of our common shares prior to the offering, among other things. Other factors to be considered in determining the offering price of the securities we are offering may include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Shares

In this offering, we are offering 2,491,381 common shares at a purchase price of US$0.1031 per share.

Immediately prior to the offering 12,051,600 common shares was outstanding, and upon consummation of the offering, 76,667,168 common shares will be outstanding, this amount does not include the shares of our common shares issuable upon the exercise or conversion of our outstanding options, warrants or convertible securities, or the common shares reserved for issuance under our Equity Incentive Plan. We are authorized to issue an unlimited number of common shares, no par value per share and an unlimited number of preferred shares, issuable in series, no par value per share, none of which are issued and outstanding. For a more complete description of our common shares, please see “Description of Share Capital” in the accompanying base prospectus.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrants, which has been provided to the investors in this offering. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 6-K with the SEC and is incorporated by reference into this prospectus supplement and the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants. All pre-funded warrants will be issued in uncertificated form and maintained in book entry.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of common shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common shares and the exercise price.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of common shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrants to the extent that the holder would own more than 4.99% of the outstanding common shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares after exercising the holder’s pre-funded warrants up to 9.99% of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to those purchasers to have the initial exercise limitation set at 9.99% of our outstanding common shares.

Transferability

Subject to applicable laws, the pre-funded warrants are separately tradeable immediately after issuance at the option of the holders and may be transferred at the option of the holders upon surrender of the pre-funded warrants to us together with the appropriate instruments of transfer.

No Listing

There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions

In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common share is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding common shares, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common shares, then, upon any subsequent exercise of the pre-funded warrants, the holders of the pre-funded warrants will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of common shares then issuable upon exercise of the pre-funded warrants.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the pre-funded warrants, the holder may only exercise the pre-funded warrants on a cashless basis. When exercised on a cashless basis, a portion of the pre-funded warrants is cancelled in payment of the purchase price payable in respect of the number of common shares purchasable upon such exercise.

Rights as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of a holder’s ownership of common shares, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their pre-funded warrants.

Amendments and Waivers

The provisions of each pre-funded warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the pre-funded warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall or shall cause, at our option, the payment of a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the pre-funded warrants per whole share or round such fractional share up to the nearest whole share.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is VStock Transfer, LLC.

Listing

Our common shares are listed on The Nasdaq Capital Market under the symbol “AKAN”.

LEGAL MATTERS

We are being represented by Rimon, P.C., with respect to certain legal matters as to United States federal securities and state securities law. The validity of the securities offered in this offering and certain legal matters as to Canadian law will be passed upon for us by Gowling WLG (Canada) LLP.

EXPERTS

Green Growth CPAs (“Green Growth”), an independent registered public accounting firm, has audited our financial statements for the years ended December 31, 2023 and 2022. We have included such financial statements in this prospectus supplement in reliance on the reports of such firm given on its authority as an expert in accounting and auditing. Green Growth is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. Green Growth’s headquarters are located at 10250 Constellation Blvd., Los Angeles, CA 90067.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of the Province of Ontario, Canada. Most of our directors and executive officers reside in the United Kingdom and Canada, and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in foreign jurisdictions, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information into this document prior to the completion of this offering. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus supplement and you should read that information carefully. Certain information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate by reference into this prospectus supplement the following documents, including any amendments to such filings:

●	our Annual Report on Form 20-F for fiscal 2023, filed with the SEC on May 1, 2024;

●	our Current Reports on Form 6-K filed with the SEC on May 10, 2024, May 14, 2024, May 16, 2024 and May 17, 2024;

●	our Registration Statement on Form F-1 filed with the SEC on January 31, 2022, that contains a description of our common shares;

●	any Annual Report on Form 20-F filed with the SEC after the date of this prospectus supplement; and

●	any other report on Form 6-K submitted to the SEC after the date of this prospectus supplement and prior to the termination of this offering, but only to the extent that the report expressly states that we incorporate such report by reference into this prospectus supplement.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus supplement. You should rely only on the information provided by and incorporated by reference to this prospectus supplement.

Upon written or oral request, we shall provide without charge to each person to whom a copy of this prospectus supplement is delivered a copy of any or all of the documents that are incorporated by reference to this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these filings by contacting us at Akanda Corp., 1a, 1b Learoyd Road, New Romney TN28 8XU, United Kingdom; telephone (202) 498-7917.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at www.akandacorp.com. Information contained on or accessible through our website is not incorporated into or made a part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

Prospectus

Akanda Corp.

$5,000,000

Common Shares

Warrants

Units

We may from time to time sell our common shares, warrants and units described in this prospectus in one or more offerings. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $5,000,000.

We refer to the common shares, warrants and units collectively as “securities” in this prospectus.

This prospectus provides a general description of these securities, which we may offer and sell in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. Each time we sell the securities described in this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate a sale of our securities unless accompanied by an applicable prospectus supplement.

We may offer the securities from time through public or private transactions, and in the case of our common shares, on or off The Nasdaq Capital Market (“Nasdaq”), at prevailing market prices or at privately negotiated prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our common shares are listed on Nasdaq under the symbol “AKAN.” On January 16, 2024, the last reported sale price of our common shares as reported on Nasdaq was $0.4795 per common share.

INVESTING IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

Neither the Securities and Exchange Commission nor any U.S. state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 29, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the “Commission” or the “SEC,” using the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any related issuer free writing prospectus, as well as the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” and “Information Incorporated by Reference” or in any applicable prospectus supplement and any related issuer free writing prospectus, before making an investment in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, nor any sale made under this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, implies that there has been no change in our affairs or that the information therein is correct as of any date after the date of this prospectus or of such prospectus supplement or free writing prospectus, as applicable. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

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You may rely only on the information contained or incorporated by reference in this prospectus. Neither we nor any other person has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither this prospectus nor any accompanying prospectus supplement nor any free writing prospectus prepared by or on behalf of us or to which we have referred you constitutes an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, or an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

Unless otherwise indicated or the context implies otherwise:

●	“Akanda,” “we,” “us” or “our” refer to Akanda Corp., and its subsidiaries;

●	“common shares” refers to our common shares, of no par value;

●	“IFRS” refers to the International Financial Reporting Standards as issued by the International Accounting Standards Board, or IASB;

●	“Nasdaq” refers to The Nasdaq Capital Market, where our common shares are listed under the symbol “AKAN”; and

●	“US$” or “U.S. dollars” refers to the legal currency of the United States.

Except as otherwise stated, all monetary amounts in this prospectus are presented in U.S. dollars. Unless otherwise indicated, the financial statements and related notes included, or incorporated by reference, in this prospectus have been prepared in accordance with IFRS as issued by the International Accounting Standards Board, which differs in certain significant respects from Generally Accepted Accounting Principles in the United States. Our fiscal year ends on December 31 of each year. References to “fiscal 2022” means the 12-month period ended December 31, 2022, and other fiscal years are referred to in a corresponding manner.

We own or have rights to trademarks and trade names that we use in connection with the operation of our business, including our corporate name, logos, product names and website names. Other trademarks and trade names appearing in this prospectus and the documents incorporated by reference are the property of their respective owners. Solely for your convenience, some of the trademarks and trade names referred to in this prospectus and the documents incorporated by reference are listed without the ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and in the documents incorporated by reference may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about:

●	our limited operating history;

●	unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;

●	changes in cannabis laws, regulations and guidelines;

●	decrease in demand for cannabis and cannabis-derived products;

●	exposure to product liability claims and actions;

●	damage to our reputation due to negative publicity;

●	risks associated with product recalls;

●	the viability of our product offerings;

●	our ability to attract and retain skilled personnel;

●	maintenance of effective quality control systems;

●	regulatory compliance risks;

●	risks inherent in an agricultural business;

●	increased competition in the markets in which we operate and intend to operate;

●	the success of our continuing research and development efforts;

●	risks associated with expansion into new jurisdictions;

●	risks related to our international operations in Europe;

●	our ability to obtain and maintain adequate insurance coverage;

●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;

●	our ability to raise capital and the availability of future financing;

●	global economy risks;

●	our ability to maintain the listing of our securities on Nasdaq; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors” in our reports and filings we make with the SEC from time to time.

You should read thoroughly this prospectus, any prospectus supplement and the documents incorporated by reference with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus and in the documents incorporated by reference include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

This prospectus and documents incorporated by reference may contain third-party data relating to the cannabis market that include projections based on a number of assumptions. The cannabis market may not grow at the rates projected by market data, or at all. The failure of this market to grow at the projected rates may have a material adverse effect on our business and the market price of our common shares. Furthermore, if any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus (or, in the case of a document incorporated by reference, the date on which the statements are made in such document). We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference in this prospectus and does not contain all information that you should consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our common shares discussed under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a cannabis cultivation, manufacturing and distribution company whose mission is to provide premium quality medical cannabis products to patients worldwide. We are an early stage, emerging growth company headquartered in London, United Kingdom. We have a limited operating history and minimal revenues to date. Canmart Ltd. (“Canmart”) and RPK Biopharma Unipessoal, LDA (“RPK”) are our operating and wholly-owned subsidiaries. We expect to expand their local operations and develop sales channels of our medicinal-grade cannabis products and cannabis based medical and wellness products in international markets and in particular, in Europe.

Canmart Ltd

Our indirect wholly-owned subsidiary Canmart, a company incorporated under the laws of England and Wales, is a licensed importer and distributor of CBPMs in the United Kingdom (UK). Canmart holds a Controlled Drug License issued by the Home Office to possess and supply CBPMs in the UK. This license expired on February 3, 2022 and needs to be renewed annually. We applied for the license renewal in January 2022, coinciding with an application to increase import capabilities to Schedule 1 (bulk product) and we are currently awaiting a response from the UK Home Office. Until such time that the renewal application is approved by the UK Home Office, Canmart can continue with its day to day business under the conditions of its existing license. Canmart is required to apply for an import license issued by the UK Home Office for every specific shipment of CBPMs and Canmart has thus far successfully been granted such import licenses. Canmart holds both a Manufacturer’s Specials License for importation of CBPMs and a Wholesale Distribution Authorization from the Medicines and Healthcare Products Regulatory Agency.

Canmart commenced importing and distributing CBPMs in 2020. Under the current controlled drugs regulatory regime, Canmart is only able to supply to dispensing pharmacists and other wholesale distributors, tied in with prescribing and clinic partners. However, Canmart’s intention is to establish direct sales channels to patients through Canmart-owned and operated clinics and pharmacies. Canmart’s strategy is two-fold: (1) work further with our premium product suppliers on a partnership model to bring innovative  products to market that consumers demand, and (2) to grow the medical cannabis market by identifying patients with specific conditions and needs and providing easy to access education and consultations to patients about medical benefits of CBPMs based on observational clinical studies from international studies. We believe this direct sales model can enable Canmart to expand its market share effectively and efficiently.

Cannahealth Limited

Our direct wholly-owned subsidiary Cannahealth Limited (“Cannahealth”), a Republic of Malta company, is a holding company of all the ownership interests in Canmart and Holigen Holdings Limited (“Holigen”). Cannahealth does not engage in any operations.

Holigen Holdings Limited

In May 2022, our wholly owned subsidiary, Cannahealth, acquired 100% of the ordinary shares of Holigen and its wholly-owned operating subsidiary, RPK, from the Flowr Corporation. Through its operations in RPK, Holigen is a producer of premium EU GMP grade indoor grown cannabis flower. The acquisition of Holigen enabled us to produce EU GMP grade cannabis flower for the European market, in particular Germany and the UK.

RPK Biopharma Unipessoal, LDA

RPK’s operations consist of a 20,000 square foot indoor EU GMP certified grow facility located near Sintra, Lisbon, Portugal, dedicated to the cultivation of high-tetrahydrocannabinol (THC) premium cannabis and yielding over 2,000 kg of flower per year. This outdoor and greenhouse expansion site in Portugal affords scalable cultivation as well as a large seven million square foot outdoor facility located in Aljustrel, Portugal. RPK currently sells over 25 percent high THC flower into Germany, the largest medical cannabis market in Europe as well as selling into the United Kingdom generating revenues and ready to scale. RPK also features a genetics and retail partnership with Cookies, one of the world’s top cannabis brands and genetics have already been received at our Portuguese facility and ready to cultivate. In addition, we believe the Sintra facility is the only commercial scale premium indoor EU GMP certified and licensed grow in Portugal. RPK generates revenue through a German company’s offtake agreement of its clean testing non-irradiated quality flower. The facility has a purpose-built design, with all unnecessary equipment residing outside of the rooms to reduce contamination risk and self-contained modular grow rooms result in better environmental control. There is no irradiation required and we believe less than 10% of licensed producer’s have this ability. RPK’s other business lines include contract manufacturing services and distribution services. RPK has a senior bank lender with a mortgage secured by the facility and an equipment leasing agreement. The Company is currently in discussions with the bank to obtain more time to restructure and bring current these agreements.

Bophelo Bio Science and Wellness (Pty) Ltd

Our indirect wholly-owned subsidiary Bophelo Bio Science and Wellness (Pty) Ltd (“Bophelo”), a Lesotho company, is focused on the cultivation of cannabis, the production of medical cannabis products including dried flower, oils, and other concentrates and the supply of such medical cannabis products to wholesalers in international markets. As a result of Bophelo’s liquidation, during the year ended December 31, 2022, we determined that we no longer controlled Bophelo. As a result of the loss of control, we derecognized the net assets of Bophelo and accounted for the operating results as discontinued operation.

1900 Ferne Road, Gabriola Island, British Columbia

In September 2023, Akanda acquired the right to develop a Canadian farming property in British Columbia, including farming land and related operations and licenses. We plan to develop THC and cannabinoid (CBD) facilities at this site. Additional payments to the seller will be made based upon milestones achieved from the development, including THC cultivation, sales of product, CBD cultivation, and hemp cultivation.

Corporate Information

Akanda was incorporated in the Province of Ontario, Canada on July 16, 2021 under the Business Corporations Act (Ontario).

Our principal executive offices and mailing address are located at 1a, 1b Learoyd Road, New Romney, TN28 8XU, United Kingdom, and our telephone number is (202) 498-7917. Our website is www.akandacorp.com. Information contained on our website is not part of this prospectus. Our agent for service of process in the United States is CT Corporation System.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed reports on Form 6-K and annual reports on Form 20-F, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our business, prospects, financial condition and results of operation. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, prospects, financial condition and results of operations.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered hereby for capital expenditures, operating capacity, working capital, general corporate purposes and the refinancing or repayment of existing indebtedness and acquisitions of complementary products, technologies or businesses. However, we currently have no present agreements or commitments for any such acquisitions. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

DESCRIPTION OF SHARE CAPITAL

General

Our Articles of Incorporation, as amended by our Articles of Amendment (the “Articles”), provide that our authorized capital consists of an unlimited number of common shares, which do not have any special rights or restrictions, and an unlimited number of preferred shares (“Preferred Shares”), issuable in series, as a class.

As of the date of this prospectus, we have 5,628,295 common shares issued and outstanding and no Preferred Shares outstanding.

Changes to Our Share Capital

Since our incorporation, we have issued and sold the securities described below (on a post-reverse split basis) through transactions exempt from registration under the Securities Act.

●	On July 16, 2021, we sold an aggregate of 562,680 common shares at a purchase price of $0.000001 per share to certain founding shareholders including (i) 187,560 shares to Tejinder Virk, our former Chief Executive Officer, (ii) 187,560 Common shares to Louisa Mojela, our former Executive Chairman, (iii) 93,780 shares to ERB Investment Holdings, LLC, and (iv) 93,780 Common shares to S&G Holdings, Ltd. Both ERB Investment Holdings, LLC and S&G Holdings, Ltd. are owned and controlled by Raj Beri.

●	On August 26, 2021, we sold 46,890 common shares to an accredited investor pursuant to a subscription agreement for common shares, at a subscription price of $5.30 and received $250,000 in gross proceeds.

●	On November 3, 2021, we issued an aggregate of 1,312,921 common shares to Halo Collective Inc. (“Halo”) at a per share price of $10.00.

●	On November 3, 2021, we issued a debenture in the principal amount of $6,559,294 to Halo in exchange for setting off all outstanding indebtedness owed by Bophelo to Halo.

●	On November 10, 2021, we issued 88,000 common shares, at a price of $25.00 per share, to Louisa Mojela, our former Executive Chairman, to settle Bophelo’s indebtedness to her in the aggregate amount of $2,200,000 under the Mojela Bridge Financing Facility.

●	On November 12, 2021, we sold an aggregate of 121,640 common shares at the initial closing of a private placement to accredited investors at a purchase price of $25.00 per share for gross proceeds of $5,316,000 and on January 17 and 26, 2022, we completed additional and final closings to accredited investors of 16,200 common shares at a purchase price of $25.00 per share, for approximately $405,000. Louisa Mojela, our former Executive Chairman, was one of the investors at the initial closing and purchased 10,000 common shares at the same purchase price. Other officers and directors of the Company were investors in the additional and final closings and purchased an aggregate of 6,400 common shares at the same purchase price.

●	On March 14, 2022, the Company issued 86,996 common shares to the Akanda Bokamoso Empowerment Trust. The share based payment to the Akanda Bokamoso Empowerment Trust is a social development initiative of the Company and its beneficiaries are the employees of subsidiaries within the group.

●	On March 15, 2022, the Company issued 164,574 common shares to Halo at a price of $40 each to settle the principal amount of $6,559,294 plus accrued interest $23,686 owing to Halo in terms of a convertible debenture agreement, which totaled $6,582,980 at the time of conversion. The conversion of the debt owing was triggered by the Company’ initial public offering under the terms of the convertible debenture agreement.

●	On April 29, 2022, we issued 190,000 common shares as consideration to The Flowr Corporation in connection with the Share Purchase Agreement, dated April 20, 2022, whereby our wholly owned subsidiary, Cannahealth, acquired all of the ordinary shares of Holigen Holdings Limited. The common shares were issued pursuant to Regulation S of the Securities Act.

●	On July 29, 2022, we issued 112,456 restricted stock units to certain consultants and directors of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

●	On August 11, 2022, we issued 20,620 restricted stock units to directors of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested three days following the release of Q2 2022 financials.

●	On August 18, 2022, we issued 67,567 restricted stock units to consultants of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

●	On September 6, 2022, we issued 60,810 restricted stock units to a consultant of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

●	On September 21, 2022, we issued 98,896 restricted stock units to directors, officers, and consultants of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

●	On September 22, 2022, we issued 30,000 restricted stock units to an officer of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

●	On October 26, 2022, we issued 60,000 restricted stock units to our former CEO, Tejinder Virk. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

●	On November 1, 2022, we issued 22,000 restricted stock units to Dr. Akkar-Schenki in connection with her resignation as President of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

●	On January 24, 2023, we issued 421,052 restricted stock units to consultants of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

●	On May 2, 2023, we issued 637,254 restricted stock units to consultants of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

●	On August 14, 2023, we issued 582,193 common shares to Halo in full satisfaction of the remaining outstanding balance of a promissory note payable to Halo.

●	On October 11, 2023, we issued 879,895 common shares to 1107385 B.C. Ltd. as the first option payment pursuant to the Amended and Restated Option to Purchase Agreement dated September 22, 2023. The agreement is in connection to our acquisition of the right to develop a Canadian farming property in British Columbia, including farming land and related operations and licenses.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering except that Boustead Securities, LLC served as the placement agent for the November 2021 private placement. Boustead Securities, LLC received commission under the private placement: (a) a commission equal to 7% of the gross proceeds and (b) a non-accountable expense allowance equal to 0.5% of the gross proceeds. The issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering, or were issued in reliance upon Regulation S of the Securities Act, to an investor who is an “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act, in an offshore transaction (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investor.

Akanda completed its initial public offering of 400,000 common shares at a price of $40.00 per share to the public for a total of $16,000,000 of gross proceeds, prior to deducting underwriting discounts, commissions, and other offering expenses on March 17, 2022. The common shares began trading on The Nasdaq Capital Market on March 15, 2022, under the symbol “AKAN.”

On March 9, 2023, Akanda effected a 1-for-10 reverse stock split of its common shares (the “1:10 Reverse Split”). Following the 1:10 Reverse Split, Akanda consolidated its outstanding common shares from 48,847,904 common shares outstanding to 3,884,786 common shares outstanding.

Our Articles of Incorporation

Rights, Preferences and Restrictions Attaching to Our common shares

The Articles provide the following rights, privileges, restrictions and conditions attaching to our common shares:

●	to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares other than the common shares are entitled to vote;

●	subject to the prior rights of the holders of the Preferred Shares, to share equally in the remaining property of our Company on liquidation, dissolution or winding-up of our Company; and

●	subject to the prior rights of the holders of the Preferred Shares, the common shares are entitled to receive dividends if, as, and when declared by the Board of Directors.

The holders of common shares are entitled to receive notice of and to attend all annual and special meetings of our shareholders and to one vote in respect of each common share held at the record date for each such meeting, except a meeting of holders of a particular class of shares other than common shares who are entitled to vote separately as a class at such meeting. Subject to the prior rights of the holders of the Preferred Shares, the holders of common shares are entitled, at the discretion of our Board of Directors, to receive out of any or all of our profits or surplus properly available for the payment of dividends, any dividend declared by our Board of Directors and payable by the Company on the common shares. The holders of the common shares will participate in any distribution of the assets of the Company upon liquidation, dissolution or winding-up or other distribution of the assets of the Company, subject to the prior rights of the holder of the Preferred Shares.

Pre-emptive Rights

Our common shares do not contain any pre-emptive purchase rights to any of our securities.

Shareholder Meetings

The Business Corporations Act (Ontario) provides that: (i) a general meeting of shareholders shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of our Company is located; (ii) directors must call an annual meeting of shareholders not later than 18 months after the date of incorporation and no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than 60 days or by less than 30 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; and (v) upon the application of a director or shareholder entitled to vote at the meeting, the Superior Court of Justice may order a meeting to be called, held and conducted in a manner that the Court directs.

The Company’s Bylaws provide that a quorum is met when at least two persons holding or representing by proxy not less than 10% of the shares entitled to vote at the meeting of shareholders are present in person or represented by proxy.

The holders of our common shares are entitled to attend and vote at all meetings of the shareholders of the Company, except a meeting of holders of a particular class of shares other than the Common shares who are entitled to vote separately as a class at such meeting.

Fully Paid and Non-assessable

All outstanding common shares are duly authorized, validly issued, fully paid and non-assessable.

Resale Restrictions

Our Articles do not impose restrictions on the transfer of common shares by a shareholder.

Preferred Shares

The Preferred Shares may at any time and from time to time be issued in one or more series. The Board of Directors will, by resolution, from time to time, before the issue thereof, fix the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series.

Limitations on Liability and Indemnification of Officers and Directors

In accordance with the Business Corporations Act (Ontario) and pursuant to the Bylaws of the Company, subject to certain conditions, the Company shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. The Company shall not indemnify an individual unless the individual:

●	acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request; and

●	in the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful.

An individual referred to above is entitled to an indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Company or other entity as described above, if the individual seeking an indemnity:

●	acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request;

●	in the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and

●	was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Endeavor Trust Corporation.

Listing

Our common shares are listed on The Nasdaq Capital Market under the symbol “AKAN”.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our common shares. The warrants may be issued independently or together with common shares offered by this prospectus and may be attached to or separate from those common shares.

While the terms we have summarized below will apply generally to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, and you should refer to the applicable prospectus supplement for the specific terms of any warrants that we offer.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the common shares purchasable upon exercise of, its warrants.

We may issue warrants in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, number, and terms of common shares purchasable upon exercise of the warrants;

●	the date, if any, on and after which the warrants and the related common shares will be separately transferable;

●	the price at which each common share purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	any information with respect to book-entry procedures;

●	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

●	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability;

●	exchange, and exercise of such warrants;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	the material U.S. federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash common shares at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date of the warrants, as set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will issue the underlying common shares subject to such exercise to the applicable warrantholder. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of common shares covered by, a warrant will be adjusted proportionately if we subdivide or combine our common shares. In addition, unless the prospectus supplement states otherwise, if we, without payment:

●	issue capital stock or other securities convertible into or exchangeable for common shares, or any rights to subscribe for, purchase, or otherwise acquire common shares, as a dividend or distribution to holders of our common shares;

●	pay any cash to holders of our common shares other than a cash dividend paid out of our current or retained earnings;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common shares; or

●	issue common shares or additional stock or other securities or property to holders of our common shares by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement.

then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the common shares otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations, or changes of the common shares;

●	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common shares; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common shares are entitled to receive stock, securities, or other property with respect to or in exchange for their common shares, the holders of the warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

General

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

Units

We may issue units consisting of common shares, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of common shares” and “Description of Warrants” will apply to each unit and to any common shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

TAXATION

The material Canadian and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

PLAN OF DISTRIBUTION

We may sell the securities offered hereby from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with applicable securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the prices of the securities to be higher than they would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

SEC registration fee		$738
Legal fees and expenses		*
Accounting fees and expenses		*
Printing, publishing and filing expenses		*
Blue Sky fees		*
Other miscellaneous fees and expenses		*
Total	$	*

*	To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

We are being represented by Rimon, P.C., with respect to certain legal matters as to United States federal securities and state securities law. The validity of the common shares offered in this offering and certain legal matters as to Canadian law will be passed upon for us by Gowling WLG (Canada) LLP.

EXPERTS

BF Borgers CPA PC (“BF Borgers”), an independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2021, and Green Growth CPAs (“Green Growth”), an independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2022. We have included such financial statements in this prospectus in reliance on the reports of such firms given on their authority as experts in accounting and auditing. BF Borgers and Green Growth are independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. BF Borgers’ headquarters are located at 5400 W Cedar Ave, Lakewood, CO 80226. Green Growth’s headquarters are located at 10250 Constellation Blvd., Los Angeles, CA 90067.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of the Province of Ontario, Canada. Most of our directors and executive officers reside in the United Kingdom and Canada, and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in foreign jurisdictions, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information into this document prior to the completion of this offering. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus and you should read that information carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our Annual Report on Form 20-F for fiscal 2022, filed with the SEC on May 2, 2023;

●	our Current Report on Form 6-K filed with the SEC on December 29, 2023, that contains our unaudited condensed consolidated interim financial statements as of and for the six months ended June 30, 2023;

●	our Registration Statement on Form F-1 filed with the SEC on January 31, 2022, that contains a description of our common shares;

●	any Annual Report on Form 20-F filed with the SEC after the date of this prospectus; and

●

any other report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering, but only to the extent that the report expressly states that we incorporate such report by reference into this prospectus.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus and any prospectus supplement. You should rely only on the information provided by and incorporated by reference to this prospectus and any prospectus supplement.

Upon written or oral request, we shall provide without charge to each person to whom a copy of this prospectus is delivered a copy of any or all of the documents that are incorporated by reference to this prospectus but not delivered with this prospectus. You may request a copy of these filings by contacting us at Akanda Corp., 1a, 1b Learoyd Road, New Romney TN28 8XU, United Kingdom; telephone (202) 498-7917.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at www.akandacorp.com. Information contained on or accessible through our website is not incorporated into or made a part of this prospectus or the registration statement of which this prospectus forms a part.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

Akanda Corp.

2,491,381 common shares

12,057,600 Pre-funded warrants to purchase 12,057,600 common shares

12,057,600 common shares underlying the Pre-funded warrants

Prospectus Supplement

May 20, 2024